EXHIBIT 21

SUBSIDIARIES OF H&R BLOCK, INC.

        The following is a list of the direct and indirect subsidiaries of H&R Block, Inc., a Missouri corporation. All active subsidiaries do business under their corporate names listed below or close derivatives thereof:

Jurisdiction in
	Name	which organized

1)	Block Investment Corporation	Delaware (1)
2)	H&R Block Group, Inc.	Delaware (1)
3)	HRB Management, Inc.	Missouri (2)
4)	H&R Block Tax and Financial Services Limited	United Kingdom (3)
5)	Companion Insurance, Ltd.	Bermuda (3)
6)	H&R Block Services, Inc.	Missouri (2)
7)	H&R Block Tax Services, Inc.	Missouri (4)
8)	H&R Block of Dallas, Inc.	Texas (5)
9)	HRB Partners, Inc.	Delaware (6)
10)	HRB Texas Enterprises, Inc.	Missouri (5)
11)	H&R Block and Associates, L.P.	Delaware (7)
12)	H&R Block Texas Tax Company, LP	Delaware (8)
13)	H&R Block Texas Support Services, LP	Delaware (8)
14)	BWA Advertising, Inc.	Missouri (5)
15)	H&R Block (Guam), Inc.	Guam (5)
16)	H&R Block Enterprises (Guam), Inc.	Guam (9)
17)	H&R Block Canada, Inc.	Canada (5)
18)	H&R Block (Nova Scotia), Incorporated	Nova Scotia (10)
19)	Cashplan Systems, Inc.	British Columbia (10)
20)	H&R Block Enterprises, Inc.	Missouri (5)
21)	H&R Block Tax Company, LLC	Missouri (11)
22)	H&R Block Support Services, LLC	Missouri (11)
23)	H&R Block Tax Company	California (5)
24)	H&R Block Eastern Tax Services, Inc.	Missouri (4)
25)	H&R Block Eastern Enterprises, Inc.	Missouri (12)
26)	H&R Block Indiana Tax Company, LP	Delaware (13)
27)	H&R Block Indiana Support Services, LP	Delaware (14)
28)	H&R Block Eastern Tax Company, LLC	Missouri (15)
29)	H&R Block Eastern Support Services, LLC	Missouri (15)
30)	HRB Royalty, Inc.	Delaware (4)
31)	H&R Block Limited	New South Wales (16)
32)	Block Financial Corporation	Delaware (2)
33)	Option One Mortgage Corporation	California (17)
34)	Option One Mortgage Acceptance Corporation	Delaware (18)
35)	Option One Mortgage Securities Corp.	Delaware (18)
36)	Premier Trust Deed Services, Inc.	California (18)
37)	Premier Mortgage Services of Washington, Inc.	Washington (18)
38)	H&R Block Mortgage Corporation	Ontario (18)
39)	H&R Block Mortgage Corporation	Massachusetts (18)
40)	Option One Direct Insurance Agency, Inc.	California (18)
41)	Woodbridge Mortgage Acceptance Corporation	Delaware (18)
42)	Option One Loan Warehouse Corporation	Delaware (18)
43)	Companion Mortgage Corporation	Delaware (17)
44)	Franchise Partner, Inc.	Nevada (17)

Jurisdiction in
	Name	which organized

45)	H&R Block Investments, Inc.	Delaware (17)
46)	H&R Block Insurance Services, Inc.	Delaware (17)
47)	NCS Mortgage Services, L.L.C	Georgia (19)
48)	National Consumer Services Corp. II, L.L.C	Georgia (19)
49)	OLDE Financial Corporation	Michigan (17)
50)	H&R Block Financial Advisors, Inc.	Michigan (20)
51)	OLDE Discount of Canada	Canada (21)
52)	C.U. Brokerage Services, Inc.	Michigan (20)
53)	OLDE Asset Management, Inc.	Michigan (20)
54)	OLDE Clearing Corporation	Delaware (20)
55)	Smart Travel, Inc.	Michigan (20)
56)	Realty Acquisitions, Inc.	Michigan (20)
57)	OLDE Property Corporation	Michigan (20)
58)	OLDE Realty Corporation	Michigan (20)
59)	420 South Garden, Inc.	Florida (22)
60)	44 East Central, Inc.	Florida (22)
61)	4240 Hunt Road, Inc.	Ohio (22)
62)	3340 Gallows Road, Inc.	Michigan (22)
63)	450 Silver Spur, Inc.	Michigan (22)
64)	4230 West Green Oaks, Inc.	Michigan (22)
65)	3414 Shawnee Mission, Inc.	Michigan (22)
66)	OLDE Equipment Corporation	Michigan (20)
67)	H&R Block Financial Corporation	Michigan (20)
68)	American Brokerage Services, Inc.	Vermont (20)
69)	Financial Marketing Services, Inc.	Michigan (17)
70)	2430472 Nova Scotia Co.	Nova Scotia (23)
71)	Sumner Canadian Direct Holdings Company	Canada (23)
72)	HRB Business Services, Inc.	Delaware (2)
73)	RSM McGladrey, Inc.	Delaware (24)
74)	Toback, Inc.	Arizona (25)
75)	McGladrey Contract Business Services, L.L.C	Minnesota (26)
76)	Birchtree Financial Services, Inc.	Oklahoma (25)
77)	Birchtree Insurance Agency, Inc.	Missouri (28)
78)	FERS Business Services, Inc.	Delaware (25)
79)	Pension Resources, Inc.	Illinois (29)
80)	Freed Maxick ABL Services, Inc.	Delaware (25)
81)	FM Business Services, Inc.	Delaware (25)
82)	O’Rourke, Sacher & Moulton, Inc.	California (25)
83)	O’Rourke Consulting, LLC	California (26)
84)	O’Rourke Career Connections, LLC	California (27)
85)	Practice Development Institute, Inc.	Delaware (24)
86)	FERS Personal Financial Services, Inc.	Delaware (24)
87)	WS Business Services, Inc.	Delaware (24)
88)	Rex Investments, Inc.	Texas (30)
89)	WSB-NEV, L.L.C	Nevada (31)
90)	W-1 Holdings, L.L.C	Texas (31)
91)	Wallace Sanders Business Consulting, L.P.	Texas (32)
92)	C.W. Amos Business Services, Inc.	Delaware (24)
93)	C.W. Amos Investment Advisors, L.L.C	Maryland (33)
94)	RP Business Services, Inc.	Delaware (24)
95)	RSM Equico, Inc.	Delaware (24)
96)	RSM Equico Capital Markets, LLC	Delaware (34)
97)	Equico, Inc.	California (35)

Jurisdiction in
	Name	which organized

98)	Equico Limited	United Kingdom (35)
99)	RSM Equico Canada, Inc.	Canada (35)
100)	MyBenefitSource, Inc.	Georgia (36)
101)	HRB Retail Services, Inc.	Delaware (2)

Notes to Subsidiaries of H&R Block, Inc.:

(1)	Wholly owned subsidiary of H&R Block, Inc.
(2)	Wholly owned subsidiary of H&R Block Group, Inc.
(3)	Wholly owned subsidiary of HRB Management, Inc.
(4)	Wholly owned subsidiary of H&R Block Services, Inc.
(5)	Wholly owned subsidiary of H&R Block Tax Services, Inc.
(6)	Wholly owned subsidiary of H&R Block of Dallas, Inc.
(7)	Limited partnership in which HRB Texas Enterprises, Inc. is a 1% general partner and HRB Partners, Inc. is a 99% limited partner
(8)	Limited partnership in which HRB Texas Enterprises, Inc. is a 1% general partner and H&R Block and Associates, L.P. is a 99% limited partner
(9)	Wholly owned subsidiary of H&R Block (Guam), Inc.
(10)	Wholly owned subsidiary of H&R Block Canada, Inc.
(11)	Limited liability company in which H&R Block Tax Services, Inc. has a 100% membership interest
(12)	Wholly owned subsidiary of H&R Block Eastern Tax Services, Inc.
(13)	Limited partnership in which H&R Block Eastern Enterprises, Inc. is a 1% general partner and H&R Block Eastern Tax Company, LLC is a 99% limited partner.
(14)	Limited partnership in which H&R Block Eastern Enterprises, Inc. is a 1% general partner and H&R Block Eastern Support Services, LLC is a 99% limited partner.
(15)	Limited liability company in which H&R Block Eastern Tax Services, Inc. has a 100% membership interest
(16)	Wholly owned subsidiary of HRB Royalty, Inc.
(17)	Wholly owned subsidiary of Block Financial Corporation
(18)	Wholly owned subsidiary of Option One Mortgage Corporation
(19)	Limited liability company in which Block Financial Corporation has a 96.25% membership interest and Companion Mortgage Corporation has a 3.75% membership interest
(20)	Wholly owned subsidiary of OLDE Financial Corporation
(21)	Wholly owned subsidiary of H&R Block Financial Advisors, Inc.
(22)	Wholly owned subsidiary of OLDE Realty Corporation
(23)	Wholly owned subsidiary of Financial Marketing Services, Inc.
(24)	Wholly owned subsidiary of HRB Business Services, Inc.
(25)	Wholly owned subsidiary of RSM McGladrey, Inc.
(26)	Limited liability company in which RSM McGladrey, Inc. has a 100% membership interest
(27)	Limited liability company in which RSM McGladrey, Inc. owns a 50% membership interest and the California Credit Union League owns a 50% membership interest
(28)	Wholly owned subsidiary of Birchtree Financial Services, Inc.
(29)	Wholly owned subsidiary of FERS Business Services, Inc.
(30)	Wholly owned subsidiary of WS Business Services, Inc.
(31)	Limited liability company in which WS Business Services, Inc. has a 100% membership interest
(32)	Limited partnership in which W-1 Holdings, L.L.C. has a 1% general partnership interest and WSB-NEV, L.L.C. has a 99% limited partnership interest
(33)	Limited liability company in which C.W. Amos Business Services, Inc. has a 100% membership interest
(34)	Limited liability company in which RSM Equico, Inc. has 100% membership interest.
(35)	Wholly owned subsidiary of RSM Equico, Inc.
(36)	Company in which HRB Business Services, Inc. owns approximately 44% of the issued and outstanding common stock and 100% of the outstanding preferred stock.

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